SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549




                            FORM 8-K

                         CURRENT REPORT




             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


                Date of Report:  May 17, 1995




                PACIFIC GAS AND ELECTRIC COMPANY
     (Exact name of registrant as specified in its charter)



California                    1-2348              94-0742640

(State or other juris-      (Commission         (IRS Employer
diction of incorporation)   File Number)   Identification Number)

77 Beale Street, P.O.Box 770000, San Francisco, California 94177
       (Address of principal executive offices) (Zip Code)








Registrant's telephone number, including area code:(415) 973-7000






Item 5.  Other Events

A.    California Public Utilities Commission Proceedings - Diablo
      Canyon Rate Case Settlement

On May 12, 1995, the California Public Utilities Commission
(CPUC) issued agenda materials for its May 24, 1995 meeting. Included in the agenda materials was a draft decision approving a proposed settlement agreement providing for a modification to the pricing provisions of the Diablo Canyon rate case settlement (Diablo Settlement). The proposed settlement was executed in December 1994 by the Company, the CPUC's Division of Ratepayer Advocates (DRA), the California Attorney General and several other parties representing energy consumers and submitted to the CPUC for approval. The draft decision also denies a request by a consumer advocacy group for public hearings on the proposed pricing modification.

Under the modification approved in the draft decision, the price for power produced by the Company's Diablo Canyon Nuclear Power Plant (Diablo Canyon) would be reduced from the level set in the Diablo Settlement as originally adopted in 1988; all other terms and conditions of the Diablo Settlement would remain unchanged. The new prices are shown in the table below. Based on Diablo Canyon's current operating performance, the modification would result in approximately $2.1 billion less revenue over the next five years, compared to the original pricing provisions of the Diablo Settlement.

Diablo Canyon Price (cents) per kilowatt-hour

                                              1995   1996  1997   1998   1999
Original Settlement Agreement Price*<F1>      12.15  12.42  12.70  12.98  13.28
Modified Price                                11.00  10.50  10.00   9.50   9.00

<F1>
______________
* Assumes 3.5% inflation

After December 31, 1999, the escalating portion of the Diablo Canyon price would increase using the same formula specified in the Diablo Settlement. The modification provides the Company with the right to reduce the price below the amount specified if it so chooses.

The draft decision approving the modification adopts the parties' proposal that the difference between the Company's revenue requirement under the original Diablo Canyon settlement prices and the proposed prices be applied to the Company's energy cost balancing account until the undercollection in that account as of December 31, 1995 is fully amortized.

The draft decision has not yet been adopted by the CPUC and is scheduled for CPUC action, which may include modification, at its regularly scheduled meeting on May 24, 1995. The draft decision was released pursuant to state law which requires that agenda items be made available for review prior to the time they are proposed to be considered by the CPUC for action.



                         SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              PACIFIC GAS AND ELECTRIC COMPANY



                                 GORDON R. SMITH
                              By ________________________________
                                 GORDON R. SMITH
                                 Vice President and
                                 Chief Financial Officer

Dated:  May 17, 1995